                                                                 EXHIBIT (d)(2)

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of July 20, 2000 (this "Agreement"), by and between DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION, a Delaware corporation ("DCNA") and DDC HOLDINGS, INC., a Delaware corporation ("DDC Holdings");

         WHEREAS, DCNA and Diesel Project Development, Inc., have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agree ment"; capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Merger Agreement), with Detroit Diesel Corporation, a Delaware corporation (the "Company"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of the Purchaser with and into the Company (the "Merger");

         WHEREAS, upon the terms and subject to the conditions of this Agreement, DCNA will purchase from DDC Holdings, and DDC Holdings will sell to DCNA all of the shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Company Common Stock") owned by DDC Holdings;

         WHEREAS, as a condition to the willingness of DCNA and the Purchaser to enter into the Merger Agreement, DCNA and the Purchaser have required that each of the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                     ARTICLE

                                SALE AND PURCHASE

         Section 1.01 SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), DDC Holdings will sell and DCNA will purchase the Shares for an aggregate purchase price of $23.00 (the "Purchase Price") payable as set forth in Section 1.02 below; PROVIDED, HOWEVER, that, if the Merger Agreement is amended to increase the amount of consideration payable to stockholders of the Company, or if the amount of consideration payable to stockholders of the Company is otherwise increased, in the Offer or the Merger, then the consideration paid under this Section 1.01 shall be increased on a per share basis by the same amount paid or payable to other stockholders of the Company in the Offer or the Merger.


         Section 1.02 CLOSING. The closing for the sale and purchase of the Shares (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, on the earlier of (i) concurrent with the Closing pursuant to the Merger Agreement, or (ii) as promptly as possible, if the Offer shall have expired without any Shares of Company Common Stock having been purchased pursuant thereto, immediately upon the satisfaction or waiver of the conditions set forth in Section 1.03 below. The date on which the Closing shall occur is hereinafter referred to as the Closing Date. At the Closing:

                  (a) DDC Holdings will deliver to DCNA, or an assignee of DCNA permitted pursuant to this Agreement ("Permitted Assignee"), stock certificates representing the Shares, endorsed or accompanied by stock powers in favor of DCNA or its Permitted Assignee, and accompanied by all requisite stock transfer stamps; and

                  (b) DCNA will deliver, or cause to be delivered, to DDC Holdings by wire transfer of immediately available funds to a previously designated account of DDC Holdings the Purchase Price.


         Section 1.03 CONDITIONS TO THE CLOSING.


                  (a) The obligations of DCNA and DDC Holdings to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions:

                  (i) no statute, rule, regulation, executive order, decree, ruling or permanent injunction (each, a "Law") shall have been enacted, entered, promulgated or enforced by any Governmental Entity which has the effect of making the acquisition of the Shares by DCNA or its Permitted Assignee or either of them illegal or otherwise restrains or prohibits the acquisition of the Shares by DCNA or its Permitted Assignee; and

                  (ii) any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act and the EU Council Regulation 4064/89, as amended, shall have expired or been terminated.

                  (b) The obligations of DDC Holdings to consummate the transactions contemplated by this Agreement shall also be subject to the satisfaction or waiver by DDC Holdings of the following additional conditions:

                  (i) each of the representations and warranties of DCNA contained in this Agreement and of DCNA and Purchaser contained in the Merger Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all materials respects as of such date (PROVIDED, HOWEVER, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 1.03(b)(i) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and DDC Holdings shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of DCNA to such effect; and

                  (ii) DCNA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and DCNA and Purchaser shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement, in each case, to be performed or complied with by each of them on or prior to the Closing Date, and DDC Holdings shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of DCNA to such effect.

                  (c) The obligations of DCNA to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by DCNA of the conditions set forth in Annex A attached to this Agreement.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF DDC HOLDINGS

         DDC Holdings hereby represents and warrants to DCNA as follows:

         Section 2.01 INCORPORATION; AUTHORITY RELATIVE TO THIS AGREEMENT. DDC Holdings is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Delaware. DDC Holdings has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DDC Holdings and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by DDC Holdings and, assuming the due authorization, execution and delivery by DCNA, constitutes a legal, valid and binding obligation of DDC Holdings, enforceable against it in accordance with its terms.

         Section 2.02 NO CONFLICT. (a) The execution and delivery of this Agreement by DDC Holdings does not, and the performance of this Agreement by DDC Holdings will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of DDC Holdings, (ii) conflict with or violate any Law applicable to DDC Holdings or by which the assets or properties owned by DDC Holdings are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice of lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, charge or other encumbrance on any asset or property owned by DDC Holdings pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DDC Holdings is a party or by which any of its assets or properties is bound or affected.

         (b) The execution and delivery of this Agreement by DDC Holdings does not, and the performance of this Agreement by DDC Holdings will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except the pre-merger notification requirements of the HSR Act and the approval of the European Commission under the EU Council Regulation 4064/89, as amended.

         Section 2.03 OPERATIONS OF DDC HOLDINGS. DDC Holdings is an indirect subsidiary of Penske Corporation, a Delaware corporation ("Penske"), was formed solely for the purpose of owning shares of Company Common Stock, and has engaged in no other business activities.

         Section 2.04 THE COMPANY SHARES. DDC Holdings is the record and beneficial owner of 11,240,000 shares of Company Common Stock, which are free and clear of all Liens. These shares are the only shares of capital stock of the Company owned of record or beneficially by DDC Holdings. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the any of the Shares.

         Section 2.05 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by DDC Holdings in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DDC Holdings. 1.

                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF DCNA

         DCNA hereby represents and warrants to DDC Holdings as follows:

         Section 3.01 AUTHORITY RELATIVE TO THIS AGREEMENT. DCNA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. DCNA has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DCNA and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by DCNA, and, assuming the due authorization, execution and delivery by DDC Holdings, constitutes a legal, valid and binding obligation of DCNA, enforceable against it in accordance with its terms.

         Section 3.02 NO CONFLICT. (a) The execution and delivery of this Agreement by DCNA does not, and the performance of this Agreement by DCNA will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of DCNA, (ii) conflict with or violate any Law applicable to DCNA or by which the assets or properties owned by DCNA are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, charge or other encumbrance on any asset or property owned by DCNA pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DCNA is a party or by which any of its assets or properties is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not delay or prevent the consummation of the transactions contemplated hereby.

         (b) The execution and delivery of this Agreement by DCNA does not, and the performance of this Agreement by DCNA will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except the pre-merger notification requirements of the HSR Act and the approval of the European Commission under the EU Council Regulation 4064/89, as amended.

         Section 3.03 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DCNA.

                                    ARTICLE IV

                                    COVENANTS

         Section 4.01 NO DISPOSITION OR ENCUMBRANCE OF THE Shares. (a) DDC Holdings agrees that, except as contemplated by this Agreement or as agreed to in writing by DCNA, DDC Holdings shall not sell, transfer, tender, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, or create or permit to exist any security interest, Lien, claim, pledge, option, right of first refusal, agreement, limitation on DDC Holdings' voting rights, charge or other encumbrance of any nature whatsoever with respect to, any of the Shares (or agree or consent to, or offer to do; of the foregoing).

         (b) DDC Holdings agrees that, except as contemplated by this Agreement or as agreed to in writing by DCNA, DDC Holdings shall not (i) take any action that would make any representation or warranty of DDC Holdings herein untrue or incorrect in any material respect or have the effect of preventing or disabling DDC Holdings from performing its obligations, or (ii) directly or indirectly, initiate, solicit or encourage any person or entity to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

         Section 4.02 NO SOLICITATION OF TRANSACTIONS. (a) DDC Holdings agrees that it will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives, not to, directly or indirectly, solicit, initiate or encourage, or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or recommend any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action. DDC Holdings shall notify DCNA promptly if any proposal or offer, or any inquiry or contact with any person or entity with respect thereto, regarding an Acquisition Proposal is made. DDC Holdings shall cease and cause to be terminated all existing discussions or negotiations with any person or entity conducted heretofore with respect to an Acquisition Proposal.

         Section 4.03 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS. DCNA and DDC Holdings shall each use its reasonable efforts to obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authoriza tions or orders required to be obtained or made by any party hereto in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. DCNA and DDC Holdings shall, if necessary, file within five business days after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. DCNA and DDC Holdings shall each use its reasonable best efforts to obtain from the Commission of the European Union approval of the transactions contemplated by the Merger Agreement under EU Council Regulation No. 4064/89. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other parry and its advisors prior to filing or responding.

         Section 4.04 OBLIGATIONS OF DDC HOLDINGS. Penske shall take all actions and execute all documents or other instruments necessary or desirable (i) to cause DDC Holdings to perform its obligations under this Agreement, and (ii) to cause the consummation of the transactions contemplated by this Agreement.

         Section 4.05 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of DDC Holdings and DCNA contained in this Agreement shall expire immediately after the Closing Date.

         Section 4.06 SHARED CORPORATE SERVICES. Penske shall not amend the terms of the Management Services Agreement, dated the date of this Agreement, between the Company and Penske. Except as expressly provided in the Management Services Agreement, within 90 days following the Effective Time the Company shall cease using services provided by or procured by Penske or DDC Holdings and shall cease to be obligated to compensate either such party for such services, and to the extent that Penske or DDC Holdings use services provided by the Company, such services shall also cease and Penske and DDC Holdings shall no longer be obligated to accept or pay for such services within 90 days following the Effective Time. Prior to the Effective Time the Company, the Purchaser and DCNA shall use reasonable best efforts to develop and implement plans that will permit the separation of the Company from Penske and DDC Holdings and will permit separation of corporate services currently shared by such parties, particularly those such as insurance, MIS, public accounting and other similar services provided by third party suppliers, on an expeditious, cost-efficient and harmonious basis, including through the provision of services by one party to the other for an appropriate and mutually agreeable transition period on an arm's-length basis. Following the Effective Time the parties will use their reasonable best efforts to implement such plan.


                                    ARTICLE V

                           VOTING AGREEMENT AND PROXY

         Section 5.01 VOTING AGREEMENT. DDC Holdings hereby agrees that, from and after the date hereof and until the Merger Agreement shall have been terminated in accordance with Article VII thereof, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, DDC Holdings will vote (or cause to be voted) the Shares owned by it (a) in favor of the approval of the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (b) except as otherwise agreed to in writing in advance by DCNA, against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company contained in the Merger Agreement (whether or not theretofore terminated) or in this Agreement; and (c) against any action, proposal, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that could result in any of the conditions to the Company's obligations under the Merger Agreement (whether or not theretofore terminated) not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the Merger Agreement (whether or not theretofore terminated), the Merger or this Agreement. DDC Holdings shall not enter into any agreement or understanding with any person or entity to vote the Shares or give instructions in any manner inconsistent with this Section 5.01. DDC Holdings acknowledges receipt and review of a copy of the Merger Agreement.

         Section 5.02 IRREVOCABLE PROXY. DDC Holdings hereby irrevocably appoints DCNA and each of its officers, as DDC Holdings's attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 5.01. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM DDC HOLDINGS MAY TRANSFER ANY OF THE SHARES IN BREACH OF THIS AGREEMENT. DDC Holdings hereby revokes all other proxies and powers of attorney with respect to the Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by DDC Holdings with respect thereto. All authority herein conferred or agreed to be conferred shall survive the termination of the irrevocable proxy and any obligation of DDC Holdings under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of DDC Holdings.

         Section 5.03 THE OFFER. Provided that the Merger Agreement shall not have been terminated, DDC Holdings will tender the Shares pursuant to the Offer and shall not withdraw the Shares for so long as the Offer remains open; provided, however, that this Section 5.03 shall not impair, impede, amend, change, modify or otherwise diminish the other rights and obligations of either DCNA or DDC Holdings pursuant to this Agreement if the Offer shall have expired without the Shares being purchased pursuant thereto.

         In the event that the Shares are accepted for payment in the Offer, DCNA shall cause the purchase price to be paid by the Purchaser for the Shares to be paid by wire transfer to an account designated by DDC Holdings on the same business day that the Shares are accepted for payment. Upon the Purchaser's acceptance of the Shares for payment in the Offer and payment therefor to DDC Holdings, the rights and obligations of DCNA, DDC Holdings and Penske hereunder shall cease and this Agreement shall be automatically terminated.


                                    ARTICLE VI

                                   TERMINATION

         Section 6.01 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date as follows:

         (a) by mutual written consent duly authorized by the Boards of Directors of each of DCNA and DDC Holdings;

         (b) by either DCNA or DDC Holdings, if the Closing Date shall not have occurred on or before March 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any party whose failure to fulfill any covenant under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur;

         (c) by either DCNA or DDC Holdings, if any Governmental Entity shall have issued a statute, rule, regulation or executive order (collectively, an "Order") or taken any other action permanently restraining or enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall be final and nonappealable;

         (d) by DCNA upon a breach of any representation, warranty, covenant or agreement on the part of DDC Holdings set forth in this Agreement or on the part of the Company set forth in the Merger Agreement (which breach is not waived by DCNA), or if any representation or warranty of DDC Holdings in this Agreement or the Company in the Merger Agreement shall have become untrue, such that the conditions set forth in Section 1.03(c)(i) would not be satisfied ("TERMINATING DDC HOLDINGS BREACH"); PROVIDED, HOWEVER, that, if such Terminating DDC Holdings Breach is curable by DDC Holdings through the exercise of its reasonable efforts and for so long as DDC Holdings continues to exercise such reasonable efforts, DCNA may not terminate this Agreement under this Section 6.01(d); or

         (e) by DDC Holdings upon a breach of any representation, warranty, covenant or agreement on the part of DCNA set forth in this Agreement or on the part of DCNA or Purchaser set forth in the Merger Agreement, or if any representation or warranty of DCNA in this Agreement or DCNA or Purchaser under the Merger Agreement shall have become untrue, in either case such that the conditions set forth in Section 1.03(b)(i) would not be satisfied ("TERMINATING DCNA BREACH"); PROVIDED, HOWEVER, that, if such Terminating DCNA Breach is curable by DCNA through the exercise of its reasonable efforts and for so long as DCNA continues to exercise such reasonable efforts, DDC Holdings may not terminate this Agreement under this Section 6.01(e).

         Section 6.02 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 5.03 or Section 6.01, this Agreement shall forewith become void, there shall be no liability under this Agreement on the part of DCNA, DDC Holdings, Penske or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

         if to DCNA:

            DaimlerChrysler North America
              Holding Corporation
            100 Chrysler Drive
            Auburn Hills, Michigan 48326
            USA
            Attention:  President

         with a copy to:

            DaimlerChrysler AG
            70546 Stuttgart
            Germany
            Attention:  Arne Anderson

      with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036-6522
            Attention:  J. Michael Schell, Esq.
                        Margaret L. Wolff, Esq.
            Telecopy:   (212) 735-2000

      if to DDC Holdings:

            DDC Holdings, Inc.
            13400 West Outer Drive
            Detroit, MI 48239-4001
            Telecopy:   (313) 592-9936
            Attention:  Richard J. Peters
      with a copy to:

            DDC Holdings, Inc.
            13400 West Outer Drive
            Detroit, MI 48239-4001
            Telecopy:   (313) 592-7124
            Attention:  Robert H. Kurnick, Jr., Esq.

     Section 7.02 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     Section 7.03 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that DCNA may assign this Agreement to an affiliate (as defined in the Merger Agreement) of DCNA, including, without limitation, to Diesel Project Development, Inc. (defined as the Purchaser in the Merger Agree ment), without the consent of the other parties hereto, PROVIDED that no such assignment shall relieve DCNA of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 7.04 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7.05 GOVERNING LAW: FORUM. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any State or federal court of competent jurisdiction located in the County of New York, State of New York. In connection therewith, each of the parties to this Agreement irrevocably
(i) consents to submit itself to the personal jurisdiction of the State and federal courts of competent jurisdiction located in the County of New York, State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) hereby consents to service of process pursuant to the notice provisions set forth in Section 7.01.

     Section 7.06 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.07 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 7.08 FURTHER ASSURANCES. Each of the parties will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     Section 7.09 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. This Agreement may not be amended or terminated except in writing signed by all the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     Section 7.10 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law or the rules of any securities exchange on which the shares of any party are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parry, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

     Section 7.11 WAIVER OF JURY TRIAL. Each of the parties irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counter claim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

      [The Remainder of this Page is Intentionally Left Blank)

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                               DAIMLERCHRYSLER NORTH AMERICA
                                 HOLDING CORPORATION


                               By: /s/ T.P. Capo
                                  -----------------------------
                                  Name: T.P. Capo
                                  Title: President


                               DDC HOLDINGS, INC.


                               By: /s/ Roger Penske
                                  -----------------------------
                                  Name: Roger Penske
                                  Title: President



PENSKE CORPORATION
Solely as to Sections 4.04 and 4.06


By: /s/ Roger Penske
   -----------------------------
    Name: Roger Penske
    Title: Chief Executive Officer

                                                                         ANNEX A

           CONDITIONS TO THE OBLIGATION OF DCNA TO PURCHASE THE SHARES

     The capitalized terms used in this Annex A have the meanings set forth in the Agreement to which this Annex A is attached, except that the term "this Agreement" shall be deemed to refer to the attached Agreement:

     (a) there shall not have been entered, enforced or issued by any Governmental Entity, any judgment, order, injunction or decree (i) which prohibits or limits materially the ownership or operation by the Company, DCNA or any of their Subsidiaries of all or any material portion of the business or assets of the Company, DCNA or any of their Subsidiaries, or compels the Company, DCNA or any of their Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company, DCNA or any of their Subsidiaries; (ii) which imposes or confirms limitations on the ability of DCNA or any other affiliate of DCNA to exercise full rights of ownership of any Shares, including, without limitation, theright to vote any Shares acquired pursuant to this Agreement or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; (iii) which requires divestiture by DCNA or any other affiliate of DCNA of any Shares; or (iv) which otherwise would have a Material Adverse Effect on the Company to the extent that it relates to or arises out of the transactions contemplated by this Agreement or DCNA;

     (b) there shall not have been any statute, rule, regulation, legislation or interpretation enacted, enforced, promulgated, amended or issued by any Govern mental Entity or deemed by any Governmental Entity applicable to (i) DCNA, the Company or any Subsidiary or affiliate of DCNA or the Company or (ii) any transaction contemplated by this Agreement, other than the HSR Act and the EU Council Regulation 4064/89, as amended, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

     (c) there shall not have occurred any changes, conditions, events or developments that would have, or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (d) the Board of Directors of the Company or any committee thereof shall not have (i) withdrawn, modified or changed, in a manner adverse to DCNA, the recommen-dation by such Board of Directors or such committee of the Offer, the Merger or this Agreement, (ii) approved or recommended, or proposed publicly to approve or recommend, an Acquisition Proposal, (iii) caused the Company to enter into any Acquisition Agreement relating to any Acquisition Proposal, or (iv) resolved to do any of the foregoing;

     (e) the representations or warranties of the Company set forth in the Merger Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct, or the representations and warranties of the Company set forth in the Merger Agreement or DDC Holdings set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as if such representations or warranties were made as of such time on or after the date of the Agreement (except to the extent such representations and warranties speak as of a specific date or as of the date of the Agreement, or the Merger Agreement, as the case may be, in which case such representations and warranties shall be so true and correct or true and correct in all material respects, as the case may be, as of such specific date or as of the date of the Agreement, respectively);

     (f) the Company or DDC Holdings shall have performed in all material respects any material obligation or complied in all material respects with any material agreement or covenant of the Company or DDC Holdings to be performed or complied with by it under the Merger Agreement or this Agreement;

     (g) The VM Put Option shall be in full force and effect, and shall not have been amended or otherwise modified without the consent of DCNA; or

     (h) the Agreement shall not have been terminated in accordance with its terms;

which, in the reasonable good faith judgment of DCNA in any such case, and regardless of the circumstances (including any action or inaction by DCNA or any of its affiliates) giving rise to any such condition makes it inadvisable to proceed with such acceptance for payment or payment.

     The foregoing conditions are for the benefit of DCNA and, subject to applicable provisions of this Agreement, may be asserted by the DCNA regardless of the circumstances giving rise to any such condition or may be waived by DCNA in whole or in part at any time and from time to time in its reasonable discretion. The failure by DCNA at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right;

the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                       3